Exhibit 10.15

Nationwide Supplemental Retirement Plan

AS AMENDED AND RESTATED

EFFECTIVE JANUARY 1, 2005

TABLE OF CONTENTS

ARTICLE			PAGE
I	Definitions		1

II	Eligibility		4

III	Benefit Payable		5
	3.1	Benefit Payable	5
	3.2	Minimum Benefit	7
	3.3	Vesting	8
	3.4	Lump Sum Death Benefit	9
	3.5	Coordination of Lump Sum Benefits	9

IV	Form of Payment		10
	4.1	Form of Payment	10
	4.2	Small Benefit Amounts	10

V	Variable Payment		11

VI	Liability and Method of Payment		12
	6.1	Liability for Payment	12
	6.2	Method of Payment	12

VII	Amendment and Termination		13
	7.1	Amendment	13
	7.2	Termination	13

VIII	Administration of the Plan		14
	8.1	Administrator	14
	8.2	Non-Assignability of Benefits	14
	8.3	Nonguarantee of Employment	14
	8.4	Construction	14
	8.5	Execution	14
	8.6	Payment Errors	15

IX	Benefit Exceptions		16

Supplemental Retirement Plan

January 1, 2005

i

WHEREAS, the Participating Employers have previously adopted the Nationwide Supplemental Retirement Plan, for the benefit of certain of their employees; and

WHEREAS, the Participating Employers now desire to amend and restate such plan; and

NOW, THEREFORE, said Participating Employers do hereby amend and restate such plan as the Nationwide Supplemental Retirement Plan, effective as of January 1, 2005, as set forth below:

ARTICLE I

DEFINITIONS

Any word or term used in this document, if defined in the Retirement Plan shall have the same meaning as set forth in such definition, unless otherwise defined herein.

Company shall mean the Nationwide Mutual Insurance Company

Covered Compensation, Farmland Covered Compensation, Nationwide Covered Compensation and Wausau Covered Compensation shall each have the meaning assigned in the Retirement Plan, adjusted as follows:

(a)	Ignoring any maximum dollar limitation that may be applied under Section 401(a)(17) of the Code,

(b)

For any Participant who earned no Months of Participation Service on or after January 1, 2000, limiting the amount taken into account, for any Participant who receives open ended sales compensation, to the lesser of:

(i)	The amount otherwise determined under the relevant definition; or

(ii)	The maximum dollar limitation in effect under Section 401(a)(17) of the Code, plus $100,000, and

(c)

Including any compensation of the Participant, which otherwise would have been included in Covered Compensation, deferred pursuant to an individual deferred compensation agreement with a Participating Employer.

Effective Date shall mean December 31, 1996.

Excess Plan shall mean the Nationwide Excess Benefit Plan.

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January 1, 2005

Final Average Compensation shall mean:

(a)

for purposes of Section 3.1(a)(i) and 3.1(a)(v), the average of the highest five (5) consecutive Covered Compensations in effect with respect to a Participant during his or her last ten (10) years of Service, or, if he or she has accrued less than five (5) such Covered Compensations, the average of all such Covered Compensations accrued;

(b)

for purposes of Section 3.1(a)(ii), the average of the highest four (4) Farmland Covered Compensations of the Participant’s last ten (10) consecutive Farmland Covered Compensations determined as of the end of the calendar year ending coincident with or immediately preceding the Participant’s Severance Date, or, if he or she has accrued less than four (4) such Farmland Covered Compensations, the average of all such Covered Compensations accrued;

(c)

for purposes of Section 3.1(a)(iii), the average of the highest three (3) consecutive Nationwide Covered Compensations in effect with respect to a Participant during his or her last ten (10) years of Service or, if he or she has accrued less than three (3) such Nationwide Covered Compensations, the average of all such Nationwide Covered Compensations accrued, provided, however, that for years prior to January 1, 1988, Nationwide Covered Compensations for calendar years after an employee attained Normal Retirement Age were excluded from consideration under this Section; and

(d)

for purposes of Section 3.1(a)(iv), the average of the highest three (3) consecutive Wausau Covered Compensations in effect with respect to a Participant during his or her last ten (10) years of Service determined as of the end of the calendar year ending coincident with or immediately preceding the Participant’s Severance Date, or, if he or she has accrued less than three (3) such Wausau Covered Compensations, the average of all such Covered Compensations accrued.

Highly Compensated Employee or HCE shall mean an Employee of a Participating Employer whose Covered Compensation, for any year which includes or begins after the Effective Date, exceeds the maximum dollar limitation set forth in Code Section 401(a)(17), except those individuals excluded by Article IX.

NLICA means the Nationwide Life Insurance Company of America, Inc. retirement plan

Officer shall mean:

(a)	an elected officer of a Participating Employer or ALLIED Group, Inc.;

(b)	whose position is in an executive job grade; and

(c)	whose Covered Compensation, for any year which includes or begins after the Effective Date, exceeds the maximum dollar limitation set forth in Code Section 401(a)(17).

Supplemental Retirement Plan

January 1, 2005

Participant shall mean an Employer or former Employee who had met the eligibility requirements of Article II of either the NRP or the NLICA plan and who may become eligible to receive, or who is receiving benefits under the Plan.

Plan shall mean the Nationwide Supplemental Retirement Plan.

Plan Administrator shall mean the Nationwide Mutual Insurance Company.

Predecessor Plans shall mean the Nationwide Supplemental Retirement Plan, the Wausau Insurance Companies Supplemental Benefit Plan or the Farmland Mutual Insurance Company Supplemental Retirement Plan, or the Nationwide Insurance Enterprise Supplemental Retirement Plan.

Retirement Plan means the Nationwide Retirement Plan.

SRP means the Nationwide Supplemental Retirement Plan

Supplemental Retirement Plan

January 1, 2005

ARTICLE II

ELIGIBILITY

Each Employee of a Participating Employer will become a participant in this Plan as of:

(a)	the January 1 coincident with or preceding the date such Employee becomes an Officer, or

(b)	the date he or she first became entitled to a Minimum Benefit under Section 3.2 of this Plan, and he or she shall remain a Participant in this Plan so long as he or she shall continue Officer status.

Each Participant will be eligible for a benefit under this Plan on his or her Severance Date if he or she is a Participant in the Retirement Plan and either

(c)	terminates employment with all Participating Employers and Non-Participating Employers on or after completing 60 Months of Vesting Service, or

(d)	such Participant’s death results in his or her beneficiary becoming eligible for a death benefit under the Retirement Plan.

Supplemental Retirement Plan

January 1, 2005

ARTICLE III

BENEFIT PAYABLE

3.1	Benefit Payable

Subject to the provisions of Section 3.3 and 3.5, each eligible Officer, his or her beneficiary, or his or her Contingent Annuitant shall receive a payment from this Plan each time that he or she receives an annuity payment from the Retirement Plan equal to (a) reduced by (b):

(a)	the amount that would be paid under the Retirement Plan and Excess Plan if benefit formula under the Retirement Plan was the sum of:

(i)	an annual amount equal to the product of (A) and (B) plus the product of (A) and (C):

(A)	the number of Months of Participation Service, converted to years, prior to the date of determination, to a maximum of the lesser of

(I)	40 years, or

(II)

40 years reduced, but not below zero (0), by the sum of the Participant’s Months of Farmland Participation Service, Months of Nationwide Participation Service, Months of Wausau Participation Service, each converted to years, and Provident Years of Service attributable to years prior to January 1, 2003;

(B)	one and a quarter percent (1.25%) of his or her Final Average Compensation on the date of determination; and

(C)	three quarters of one percent (.75%) of his or her Final Average Compensation in excess of his or her Social Security Covered Compensation;

(ii)	an annual amount equal to the product of (A) and (B) plus the product of (A) and (C):

(A)	the number of Months of Farmland Participation Service, converted to years, prior to the date of determination, to a maximum of 40 years,

Supplemental Retirement Plan

January 1, 2005

(B)	one and a quarter percent (1.25%) of his or her Final Average Compensation on the date of determination; and

(C)	three quarters of one percent (.75%) of his or her Final Average Compensation in excess of his or her Social Security Covered Compensation;

(iii)	an annual amount equal to the product of (A) and (B) plus the product of (A) and (C):

(A)	the number of Months of Nationwide Participation Service, converted to years, prior to the date of determination, to a maximum of 40 years,

(B)	one and a quarter percent (1.25%) of his or her Final Average Compensation on the date of determination; and

(C)	three quarters of one percent (.75%) of his or her Final Average Compensation in excess of his or her Social Security Covered Compensation;

(iv)	an annual amount equal to the product of (A) and (B) plus the product of (A) and (C):

(A)	the number of Months of Wausau Participation Service, converted to years, prior to the date of determination, to a maximum of 40 years,

(B)	one and a quarter percent (1.25%) of his or her Final Average Compensation on the date of determination; and

(C)	three quarters of one percent (.75%) of his or her Final Average Compensation in excess of his or her Social Security Covered Compensation; and

(v)	an amount equal to the product of (A) and (B) plus the product of (A) and (C):

(A)	the number of Provident Years of Service attributable to pre-1/1/2003 Provident service, to a maximum of 40 years,

(B)	one and a quarter percent (1.25%) of his or her Final Average Compensation on the date of determination; and

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January 1, 2005

(C)	three quarters of one percent (.75%) of his or her Final Average Compensation in excess of his or her Social Security Covered Compensation

(b)

the greater of the amount actually paid by the Retirement Plan, the Excess Plan and all other defined benefit retirement plans maintained by one or more of the Participating Employers at any time or the amount which would have been paid by such plans if the participant had not elected to receive a lump sum distribution of his or her Available Cash Benefit or Lump Sum Benefit.

The benefit determined under each subsection above shall be adjusted, for purposes of this calculation, as provided in Section 3.04 of the Retirement Plan and it shall be reduced under the same early retirement factors under the same tax qualified plan and in the same manner as a benefit provided under Section 3.01(a) of that plan in the event such benefit commences prior to such Officer’s Normal Retirement Date.

3.2	Minimum Benefit

In lieu of the benefit provided by Section 3.1, each time an eligible Employee, his or her beneficiary, or his or her Contingent Annuitant receives an annuity payment under the Retirement Plan, he or she shall receive a payment from this plan equal to the greater of (a) or (b), to the extent that such benefit exceeds the benefit, if any, provided by Section 3.1.

(a)	the sum of (i) and (ii):

(i)

for such eligible Employee who had a Benefits Salary in 1993 which was greater than $149,999, and who would have been eligible to receive a benefit from this Plan had employment terminated effective December 31, 1993, the monthly benefit accrued under this Plan as of December 31, 1993; and

(ii)

for such eligible Employee who would have been eligible to receive a benefit from the Nationwide Insurance Companies and Affiliates Excess Benefit Plan had his or her employment terminated on December 31, 1993, the monthly benefit accrued under that plan as of December 31, 1993, to the extent it exceeds the benefit actually paid under that plan.

The benefit determined under subsections (a)(i) and (ii) above shall be adjusted, for purposes of this calculation, as provided in this Plan as in effect on December 31, 1993, in the event such benefit commences prior to such eligible Employee’s Normal Retirement Date, including the application of the early retirement factors in effect under this Plan at such time.

Supplemental Retirement Plan

January 1, 2005

(b)	for each eligible Employee whose Severance Date is on or after January 1, 1997, and who was either:

(i)	a participant in the Retirement Plan (other than an Employee of Wausau) who had one or more Covered Compensations in excess of $150,000 during the ten calendar year period 1987 through 1996, or

(ii)	an elected Vice President or more senior officer who was an Employee of Wausau and participated in the Wausau Plan for a Plan Year prior to 1996,

the monthly benefits he or she would have received under the Predecessor Plans where such benefits are calculated as if he or she terminated employment on December 31, 1996. Any eligible Employee who was an Officer on January 1, 1997, shall not be eligible for a benefit under this Section.

The benefit determined under this subsection (b) shall be adjusted, for purposes of this calculation, as provided in this Plan as in effect on December 31, 1996, in the event such benefit commences prior to such eligible Employee’s Normal Retirement Date, including the application of the early retirement factors in effect under this Plan at such time.

3.3	Vesting

Individuals who first became Participants on or after January 1, 1999 shall acquire a non-forfeitable right to a percentage of the benefit accrued under this Plan equal to the lesser of the vested percentage applicable to the Participant’s benefit under the Retirement Plan or the vested percentage determined under the following schedule:

Months of Participation in this Plan	Percentage Vested
0-11	0%
12 –23	20%
24-35	40%
36-47	60%
48-59	80%
60 or more	100%

On a Participant’s Severance Date the Plan Administrator shall determine the vested portion of the Participant’s benefit under this Plan. If the Participant has not acquired a non-forfeitable right to 100% of the benefit accrued, the non-vested portion of the benefit

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January 1, 2005

shall be forfeited. A vested percentage shall be determined as of the Severance Date. That percentage shall be multiplied by the benefit and the product of that calculation shall be the vested portion of the Participant’s benefit. Notwithstanding the foregoing provisions, a Participant who has acquired a non-forfeitable right to 100% of his or her benefit under the Retirement Plan shall acquire a non-forfeitable right to 100% of the benefit accrued under this Plan upon his or her death or disability.

3.4	Lump Sum Death Benefit

In the event a Participant’s beneficiary receives the benefit provided for in Section 5.02 of the Retirement Plan, no benefit shall be payable pursuant to the preceding sections of this Article. Such beneficiary shall receive a payment from this Plan when he or she receives the payment from the Retirement Plan equal to the excess, if any, of (a) over (b):

(a)	the greater of;

(i)	the Participant’s Annual Base Salary as of his or her date of death, or

(ii)	Participant’s Covered Compensation for the calendar year preceding the calendar the year in which the Participant died,

provided, however, that if a Participant dies during a month in which he or she accrues a Month of Participation Service due to disability, as described in Section 6.03, such amount shall be the greater of:

(iii)	the Participant’s Annual Base Salary as of the date his or her current period of disability commenced, or

(iv)	the Participant’s Covered Compensation for the calendar year immediately preceeding the date the Participant first accrued a Month of participation Service during the current period of disability; and

(b)	the amount actually received pursuant to Section 5.02 of the Retirement Plan.

3.5	Coordination of Lump Sum Benefits

A Participant, who has elected to receive his or her Available Cash Benefit under the Retirement Plan as a lump sum, and whose Available Cash Benefit is equal to such Participant’s entire Cash Benefit, will receive his or her benefit under this Plan in a single lump sum payment. Such payment shall be equal to the present value of the benefit described in Section 3.1(a) reduced by the Available Cash Benefit received under the Retirement Plan. In the event a Participant elects such a distribution, he or she shall not be entitled to any additional benefit under the terms of this Plan.

Supplemental Retirement Plan

January 1, 2005

ARTICLE IV

FORM OF PAYMENT

4.1	Form of Payment

The annuity payments from this Plan shall be payable to an eligible Officer or Employee, a beneficiary, or a Contingent Annuitant in the same form and manner, shall begin at the same time, shall be determined as of the same date, and shall be subject to the same adjustments as the benefit payable from the Retirement Plan. The benefit under this Plan shall be treated as if it is a single benefit with the benefit under the Retirement Plan, including the calculation of any benefit payable after the death of the Participant. However, the Level Income Option does not apply to this Plan. Optional forms of payment shall be calculated using the Actuarial Equivalent factors defined in the Retirement Plan.

Notwithstanding the foregoing paragraph, any Participant who elected to defer any portion of his or her compensation paid by a Participating Employer pursuant to a deferred compensation agreement which was in effect prior to January 1, 1999, may elect to have the present value of the portion of his or her benefit attributable to the compensation deferred pursuant to such agreement paid as provided in such agreement, if such election is filed with the Plan Administrator on or prior to the Participant’s Retirement Date, and the Participant’s Retirement Date occurs on or before January 1, 2009. The balance of the benefit of a Participant who makes such election shall be paid as provided above.

4.2	Small Benefit Amounts

At the election of the Plan Administrator, any benefit payable under this Plan which is less than $83.33 per month, under the annuity form selected, may be paid in one payment in the month of retirement for the year of retirement, and in an annual payment in January of each subsequent year for that year. Any adjustment necessary to offset an overpayment (or underpayment) of benefits in a calendar year shall be made in the following January payment (without adjustment for interest).

Supplemental Retirement Plan

January 1, 2005

ARTICLE V

VARIABLE PAYMENT

The benefit determined under Section 3.1(a)(iii) shall increase on the same date and in the same percentage as benefits determined under Section 3.01(c) of the Retirement Plan.

Supplemental Retirement Plan

January 1, 2005

ARTICLE VI

LIABILITY AND METHOD OF PAYMENT

6.1	Liability for Payment

Each Participating Employer shall be liable for payments made under this Plan to Participants who were last employed by such Participating Employer.

The value of the benefit under this Plan shall be determined on the Participant’s Severance Date, and any resulting tax consequences shall be allocated to the Participating Employer which last employed such Participant.

6.2	Method of Payment

The dollar amount of each payment and all costs, charges and expenses relating thereto under this Plan shall be paid from the general assets of the Participating Employer(s) liable for such payment. Such payments shall not be funded in advance.

As an unfunded plan, this Plan has no assets and each Participant’s right to a payment due hereunder is that of an unsecured creditor of the Participating Employer(s) liable for such payment.

Supplemental Retirement Plan

January 1, 2005

ARTICLE VII

AMENDMENT AND TERMINATION

7.1	Amendment

The Plan may be amended at any time upon the approval of the Benefits Committee of the Plan Sponsor by an action documented in writing. The Benefits Committee shall consist of three or more senior executives of the Plan Sponsor selected by the Board of Directors of the Plan Sponsor from time to time. The initial members of the Benefits Committee shall be the Chief Financial Officer, Chief Human Resources Officer and General Counsel of the Plan Sponsor. Such amendment may be made with respect to the benefit provisions of the Plan. In the event that this Plan is amended, benefits may be limited to payments made on or prior to the date of amendment. When another organization becomes a Participating Employer under the Retirement Plan, this Plan shall be deemed to have been amended to include such organization as a Participating Employer under this Plan, without the need for formal action by any party, unless such organization shall specifically elect not to participate in this Plan. Any such organization that elects not to participate in this Plan shall be treated as a Non-Participating Employer.

7.2	Termination

This Plan may be terminated at any time by means of amendment adopted by the Board of Directors of Nationwide Mutual Insurance Company, in an action taken in accordance with the relevant state law. In addition, the Board of Directors of any Participating Employer may, by an action taken in accordance with the relevant state law, elect to terminate such Participating Employer’s participation in this Plan at any time. In the event that a Participating Employer hereunder ceases to be a Participating Employer under the Retirement Plan, termination of this Plan shall be deemed to have occurred with respect to such Participating Employer effective as of the date it ceased to be a Participating Employer under the Retirement Plan without the need for amendment of this Plan. Any former Participating Employer that elects to terminate participation in this Plan shall be treated as a Non-Participating Employer. In the event that this Plan is terminated, benefits may be limited to payments made on or prior to the date of termination.

Supplemental Retirement Plan

January 1, 2005

ARTICLE VIII

ADMINISTRATION OF THE PLAN

8.1	Administrator

The Plan Administrator shall have the discretion and authority to construe/interpret the Plan, to determine the eligibility to participate in this Plan, and to issue such regulations as it deems appropriate. The Plan Administrator shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The Plan Administrator’s interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned.

8.2	Non-Assignability of Benefits

The benefits payable hereunder or the right to receive future benefits under this Plan may not be anticipated, alienated, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under this Plan of the person affected may be terminated by the Plan Administrator which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

8.3	Nonguarantee of Employment

Nothing contained in this Plan shall be construed as a contract of employment between the Participating Employers and any eligible Employee, or as a right of any eligible Employee to be continued in employment of the Participating Employers, or as a limitation on the right of the Participating Employers to discharge any of its employees, with or without cause.

8.4	Construction

The provisions of this Plan shall be construed, regulated, administered, and enforced according to the laws of the State of Ohio.

8.5	Execution

This Plan has been established by the Participating Employers in conformity with resolutions adopted by their respective Boards of Directors and may be executed in any number of counterparts, each of which will be considered an original.

Supplemental Retirement Plan

January 1, 2005

8.6	Payment Errors

If the age, sex, earnings, length of service, or any other relevant fact relating to any person for whom a benefit is payable hereunder is found to have been misstated, the following shall apply:

(a)

The amount of benefit payable by the Participating Employers shall be that which should have been provided on the basis of the corrected information, without changing the date of first payment of such benefit, unless an equitable adjustment satisfactory to the Participating Employers is made with respect to such misstatement. Any adjustment of the consideration so applied, of the type of annuity, or of the terms or amount of payment made in accordance with this Section, shall be conclusive upon any person affected thereby.

(b)

The amount of any underpayment by the Participating Employers will be paid in full with the next payment due such person. The amount of any overpayment by the participating Employers due to any misstatement will be immediately due and payable from such person, or his or her beneficiary. Such amounts may be collected through any arrangement, Including, but not limited to, offset from future benefit payments.

Supplemental Retirement Plan

January 1, 2005

ARTICLE IX

BENEFIT EXCEPTIONS

9.1	Coordination With Other Agreements

Anything in this Plan to the contrary, in no event shall the calculation of benefits payable under this Plan as determined under Section 3.1, consider any compensation paid to any eligible Employee prior to termination of employment through an individual deferred compensation agreement, retention bonus agreement, or similar deferred compensation agreements.

9.2	NLICA Plan

Former Provident Mutual Insurance Company Pension Excess Plan Participants who are not Supplemental Retirement Plan eligible after the Closing Date or the Transition Date:

(a)	Managing Partners:

For the period October 2, 2002 to December 31,2003, certain Provident Managing Partners, included as Attachment A, will continue to receive participation service credit in this Plan for service through the earlier of their date of termination of employment or December 31, 2003, however:

(i)	The Nationwide SRP formula (1.25%/.75%, 5 year final average pay) will not apply, and

(ii)

The prior NLICA Retirement Plan formula shall apply (1.35%/.45%, 60 consecutive calendar month final average pay determination, no post-retirement COLA, without applying the IRC 401(a)(17) limit and excluding all post-12/31/03 compensation)

The SRP benefit is the excess, if any, of the amount calculated as described above, less all tax-qualified plan(s) benefits.

(a)	Former Pension Excess Plan participants who are not SRP Eligible:

Participants in the NLICA Excess Plan as of October 1, 2002 who do not meet the SRP eligibility requirements as of October 1, 2002, included as Attachment B, (except Managing Partners as described above), shall have their SRP participation service end October 1, 2002. For all of these individuals, the final SRP benefit shall be calculated as (i) less (ii), where:

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(i)

Apply the prior NLICA Retirement Plan formula (1.35%/.45%, 60 consecutive calendar month final average pay determination, no post-retirement COLA, without applying the IRC 401(a)(17) limit and excluding all post- October 1, 2002 service and compensation), and

(ii)	The sum of the accrued benefits under the NLICA Plan, the NRP and any other defined benefit plan provided by Nationwide or any subsidiary or affliliate.

Supplemental Retirement Plan

January 1, 2005

IN WITNESS WHEREOF, the parties have, through their duly authorized officers, executed this document                             , 2005.

NATIONWIDE MUTUAL INSURANCE COMPANY
NATIONWIDE MUTUAL FIRE INSURANCE COMPANY
NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE GENERAL INSURANCE COMPANY
NATIONWIDE PROPERTY AND CASUALTY INSURANCE COMPANY
NATIONWIDE CORPORATION
NATIONWIDE ASSURANCE COMPANY
SCOTTSDALE INSURANCE COMPANY
GATES, MCDONALD & COMPANY
GATES, MCDONALD & COMPANY OF NEW YORK, INC.
GATES, MCDONALD & COMPANY OF NEVADA
NATIONWIDE FINANCIAL INSTITUTION DISTRIBUTORS AGENCY, INC.
NATIONWIDE REALTY INVESTORS, LTD.
NATIONAL CASUALTY COMPANY
GATESMCDONALD HEALTH PLUS, INC.

FARMLAND MUTUAL INSURANCE COMPANY
COOPERATIVE SERVICE COMPANY
NATIONWIDE RETIREMENT SOLUTIONS, INC.
NATIONWIDE RETIREMENT SOLUTIONS, INC. OF OHIO

By:

INSURANCE INTERMEDIARIES, INC.

By:

PEOPLES TRAVEL SERVICE, INC.

By:

Supplemental Retirement Plan

January 1, 2005

ATTACHMENT A

Employee Number

        355147

        353747

        353185

        352998

        354134

        352979

        353360

        353332

        358777

        353205

        353186

        354040

        353140

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ATTACHMENT B

Employee Number

        352063

        352338

        352387

        361239

        352759

        352782

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January 1, 2005